Exhibit 99.1

Alumis Completes Merger with ACELYRIN

Establishes leading clinical stage biopharma company with differentiated portfolio of therapies and strong balance sheet

SOUTH SAN FRANCISCO, Calif. – May 21, 2025 – Alumis Inc. (Nasdaq: ALMS), a late-stage biopharma company developing next-generation targeted therapies for patients with immune-mediated diseases, today announced that it has completed its merger with ACELYRIN, Inc.

Each ACELYRIN stockholder will receive 0.4814 shares of Alumis common stock for each share of ACELYRIN common stock owned. ACELYRIN common stock has ceased trading and will no longer be listed on the NASDAQ Global Select Market.

“We are excited to complete our merger and move forward with a significantly strengthened balance sheet to support Alumis’ differentiated late-stage portfolio and develop transformative therapies for patients,” said Martin Babler, President, CEO and Chairman of Alumis. “This merger allows us to advance our pipeline through multiple planned key data readouts, with a cash runway that now extends into 2027. We will remain disciplined across our operations and capital plan as we deliver on the significant benefits of the merger for our patients and stockholders alike.”

Advisors

Morgan Stanley & Co. LLC served as financial advisor to Alumis, and Cooley LLP served as its legal counsel. Guggenheim Securities, LLC served as financial advisor to ACELYRIN, and Fenwick & West LLP and Paul Hastings LLP served as its legal counsel.

About Alumis

Alumis is a late-stage biopharma company developing next-generation targeted therapies with the potential to significantly improve patient health and outcomes across a range of immune-mediated diseases. Leveraging its proprietary data analytics platform and precision approach, Alumis is developing a pipeline of oral tyrosine kinase 2 inhibitors, consisting of ESK-001 for the treatment of systemic immune-mediated disorders, such as moderate-to-severe plaque psoriasis and systemic lupus erythematosus, and A-005 for the treatment of neuroinflammatory and neurodegenerative diseases. In addition, the pipeline includes lonigutamab, a subcutaneously delivered anti–insulin-like growth factor 1 receptor therapy for the treatment of thyroid eye disease, as well as several preclinical programs identified through this precision approach. For more information, visit www.alumis.com or follow us on LinkedIn or X.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of federal securities laws, including the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "aims," "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "intends," "may," "plans," "possible," "potential," "seeks," "will" and variations of these words or similar expressions that are intended to identify forward-looking statements. All statements, other than statements of historical facts, including express or implied statements regarding the issuance of common stock of Alumis in connection with the merger; the expected benefits of the merger; the sufficiency of Alumis’ capital resources; Alumis’ ability to efficiently advance its clinical pipeline; and any assumptions underlying any of the foregoing, are forward-looking statements. Any forward-looking statements in this press release are based on Alumis’ current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Readers are cautioned that actual results, levels of activity, safety, efficacy, performance or events and circumstances could differ materially from those expressed or implied in Alumis’ forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to Alumis’ ability to advance ESK-001 and to obtain regulatory approval of and ultimately commercialize Alumis’ clinical candidates, the timing and results of preclinical and clinical trials, Alumis’ ability to fund development activities and achieve development goals, Alumis’ ability to protect its intellectual property and other risks and uncertainties described in Alumis’ filings with the Securities and Exchange Commission (SEC), including any future reports Alumis may file with the SEC from time to time. Alumis explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Alumis Contacts

Investor Relations

Teri Dahlman

Red House Communications

teri@redhousecomms.com

Or

Media

Jim Golden / Jack Kelleher / Tali Epstein
Collected Strategies
Alumis-CS@collectedstrategies.com